Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BNP PARIBAS SECURITIES CORP.                13-3235334      629,273,163
WELLS FARGO BANK                            41-0449260      506,299,681
BARCLAYS CAPITAL INC.                       05-0346412      458,123,757
PREBON SECURITIES (USA) INC.                13-3431785      395,892,700
JPMORGAN CHASE & CO.                        13-3224016      313,265,296
DEUTSCHE BANK SECURITIES, INC.              13-2730328      200,696,724
SOCIETE GENERALE                            13-3557071      231,683,080
CITIGROUP INC.                              52-1568099      191,950,845
BANK OF AMERICA SECURITIES LLC              56-2058405      185,588,185
RBS SECURITIES, INC.                        13-3272275      192,737,486






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BNP PARIBAS SECURITIES CORP.                13-3235334        1,405,408
WELLS FARGO BANK                            41-0449260        5,277,245
BARCLAYS CAPITAL INC.                       05-0346412       46,038,277
PREBON SECURITIES (USA) INC.                13-3431785                0
JPMORGAN CHASE & CO.                        13-3224016       65,786,339
DEUTSCHE BANK SECURITIES, INC.              13-2730328       41,371,142
SOCIETE GENERALE                            13-3557071           32,141
CITIGROUP INC.                              52-1568099       25,156,371
BANK OF AMERICA SECURITIES LLC              56-2058405       28,428,591
RBS SECURITIES, INC.                        13-3272275          729,194




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    4,000,305,278 D. Total Sales: 303,038,125

                               SCREEN NUMBER : 12